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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated March 12, 1996, included in Access Health, Inc.'s Form 8 K/A dated January 31, 1997. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado
January 31, 1997